Li & Company, PC

Certified Public Accountants

194 Tamarack Circle

 Skillman, NJ 08558

 U.S.A.

 Tel 609-252-1878

 Fax 609-252-1877

Exhibit 16.1

June 11, 2007

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Commissioners:

We have read the statements made by AFV Solutions, Inc., which was filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated June 7, 2007.  We agree with the statements in Item 4.01 concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Li & Company, PC

Li & Company, PC